Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 2006, except for Note 12, as to which the date is January 22, 2007, relating to the financial statements of XTENT, Inc., which appears in XTENT, Inc.’s Registration Statement on Form S-1 (No. 333-136371), as amended.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 31, 2007